FIFTH AMENDMENT
                                     TO THE
                PATENT LICENSE AGREEMENT WITH RESEARCH COMPONENT
                                     BETWEEN
                 UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.
                                       AND
                              SUNPHARM CORPORATION


THIS FIFTH AMENDMENT TO THE PATENT LICENSE AGREEMENT WITH RESEARCH COMPONENT (hereinafter "Fifth Amendment") is entered into this __26__ day of December, 1997 (the "Effective date") between the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida (hereinafter "UFRFI") and SunPharm Corporation, a Delaware corporation (hereinafter "LICENSEE").

                                    RECITALS

     Whereas, LICENSEE and UFRFI are parties to that certain Patent License Agreement with Research Component dated December 9, 1991 (hereinafter "Agreement") providing LICENSEE the exclusive worldwide rights to commercialize certain Licensed Products and Licensed Processes (as defined in the Agreement);

     Whereas, LICENSEE and UFRFI are also parties that certain First Amendment to Patent License Agreement with Research Component dated December 30, 1992, Second Amendment to Patent License Agreement with Research Component dated March 26, 1993, Third Amendment to Patent License Agreement with Research Component dated November 15, 1994 , and Fourth Amendment to Patent License Agreement with Research Component dated September 9, 1996;

     Whereas, UFRFI and LICENSEE desire to make certain other changes to the Agreement, as provided herein'

     NOW, THEREFORE, in consideration of the premises and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

     1. Section 6 and Section 7 of the Agreement shall be amended and restated as follows:

                         ARTICLE VI - PATENT PROSECUTION

          6.1 ALLOCATION OF RESPONSIBILITIES. During the term of this Agreement, LICENSEE shall be responsible for filing, prosecuting and maintaining the Patent Rights in the name of UFRFI in the United States and at least in the foreign countries listed in Appendix B hereto. LICENSEE shall retain patent counsel of its choosing but reasonably acceptable to UFRFI. UFRFI shall be given reasonable opportunity to discuss and advise LICENSEE with regard to LICENSEE's selection of patent counsel and the patenting activities. UFRFI shall cooperate with LICENSEE by providing all information and executing all documents reasonably necessary for LICENSEE to perform its obligations.


          6.2 ABANDONMENT OF PATENT RIGHTS. If LICENSE intends to abandon all claims under a patent application contained in Patent Rights in a particular jurisdiction, it will provide UFRFI with a written notice ("Notice of Abandonment") thereof. Upon receipt of the Notice of Abandonment, UFRFI may, by written notice to LICENSEE, elect to continue the prosecution of such application. LICENSEE may assume that UFRFI approves of any proposed abandonment if it does not receive a written response within ten (10) business days from delivery of a Notice of Abandonment.

          6.3 PATENTING COSTS. Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights shall be the responsibility of LICENSEE. If UFRFI elects not to abandon Patent Rights as provided in Section 6.2 above, the future costs relating to the prosecution and maintenance of such Patent Rights shall be borne by UFRFI; provided, however, that LICENSEE shall reimburse UFRFI for any such costs upon issuance of a patent containing claims which were contained in the Notice of Abandonment.

          6.4 REPORTING AND COORDINATION. LICENSEE shall keep UFRFI advised as to all developments with respect to its patenting activities (such as invention disclosures, actions before patent offices, status of patent applications, etc.) At meetings or telephone conferences to be held quarterly with representatives of LICENSEE, patent counsel of LICENSEE, and UFRFI. In addition, LICENSEE shall provide UFRFI with copies of all relevant documents filed with or received from the U.S. Patent and Trademark Office and its foreign equivalents relating to the prosecution and maintenance of the Patent Rights.

          6.5 REINTERVENTION BY UFRFI. If LICENSEE fails to take actions in the prosecution or maintenance of Patent Rights which are necessary to preserve substantial Patent Rights, UFRFI shall have the right to provide written notice to LICENSEE requesting that such action be taken. If LICENSEE does not take such action within thirty (30) days from receipt of such notice (or such shorter period as necessary to meet the applicable statutory of procedural deadline). UFRFI shall have the right to take such action in place of LICENSEE.

                           ARTICLE VII - INFRINGEMENT

          7.1 INFORMATION. A party shall inform the other party in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence promptly after receiving notice of such infringement.

          7.2 DEFENSE AGAINST INFRINGEMENT BY LICENSEE. LICENSEE shall have the right, but shall not be obligated, to bring an action against any infringer of the Patent Rights. UFRFI may join LICENSEE as a party plaintiff in any such suit, and LICENSEE may have UFRFI joined as a party-plaintiff, if the law of the country or state where such suit is brought so requires. Any voluntary joinder by UFRFI is at its own expense. If prior to the initiation of an infringement action UFRFI agrees to share the costs and expenses associated with the infringement action (including LICENSEE's attorneys' fees), any recovery or damages for past infringement awarded in such action shall be shared equally. If UFRFI decides not to share such costs and expenses, LICENSEE may retain any recovery or damages awarded in such action.

          7.3 DEFENSE AGAINST INFRINGEMENT BY UFRFI. If within six (6) months after having been notified of any alleged infringement or such shorter time proscribed by law, LICENSEE has been unsuccessful in persuading the alleged infringer to desist, and LICENSEE has not brought an infringement action, or if LICENSEE notifies UFRFI at any time prior thereto of its intention not to bring suit against any alleged infringer, UFRFI may bring an infringement action at its own cost and risk. The terms regarding joinder and sharing in awards and damages set forth in Section 7.2 above apply mutatis mutandis.

          7.4 SETTLEMENTS. No settlement, consent judgment or other voluntary final disposition of the infringement suit may be entered into without the consent of the other party, which consent shall not unreasonably be withheld.

          7.5 COOPERATION. In any infringement suit brought by a party pursuant to this Agreement, the other party shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

          7.6 LOSS OF PATENT RIGHTS. In the event that the alleged infringer or a third party bringing a patent infringement action against UFRFI or LICENSEE prevails, LICENSEE shall be entitled to deduct damages or royalties payable to third parties from any payments due to UFRFI under this Agreement, provided, however, that such payments hall not be reduced by more than fifty percent (50%).

                                            THE UNIVERSITY OF FLORIDA
                                            RESEARCH FOUNDATION, INC.

Date:  12/26/97                             By:  /s/ AA Heggestad
       --------                                  ----------------------
                                            Name:    AA Heggestad, PhD
                                                     ------------------
                                            Title:   Executive Director
                                                     ------------------

                                            SUNPHARM CORPORATION


Date:  December 23, 1997                    By: /s/ Stefan Borg
       -----------------                        ---------------
                                            Name:   Stefan Borg
                                                    -----------
                                            Title:  President
                                                    -----------